EXHIBIT 32

Certification by the Chief Executive Officer and Chief Financial Officer

Relating to a Periodic Report Containing Financial Statements

I, Eugene V.N. Bissell, Chief Executive Officer, and I, John S. Iannarelli, Chief Financial Officer, of AmeriGas Propane, Inc., a Pennsylvania corporation, the General Partner of AmeriGas Partners, L.P. (the “Company”), hereby certify that to our knowledge:

(1)

The Company’s periodic report on Form 10-Q for the period ended December 31, 2011 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ Eugene V.N. Bissell	/s/ John S. Iannarelli
Eugene V.N. Bissell	John S. Iannarelli

Date: February 3, 2012	Date: February 3, 2012